Priority Technology Holdings, Inc. Reports First Quarter Financial Results
Strong First Quarter Growth Driven by Performance Across Unified Commerce Platform
ALPHARETTA, GA - May 6, 2025 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), the payments and banking fintech that streamlines collecting, storing, lending, and sending money to unlock revenue opportunities, today announced its first quarter 2025 financial results including strong year-over-year diversified revenue growth.
"Strong first quarter growth in revenue and profits continues to demonstrate the value of our Priority Commerce Engine, purpose built to help our customers accelerate cash flow and optimize working capital. We delivered consistent results across each of our SMB Acquiring, B2B Payables and Enterprise Payments segments," said Tom Priore, Chairman & CEO of Priority. “The blend of the diverse and counter-cyclical aspects of our platform combined with relentless execution to gain market share in traditional payment segments reinforces that Priority's technology, operations and vision have positioned us to excel through the remainder of 2025 and beyond despite an uncertain macro-economic environment.”
Highlights of Consolidated Results
First Quarter 2025 Financial Highlights compared with First Quarter 20241
•Revenue of $224.6 million increased 9.2% from $205.7 million
•Adjusted gross profit (a non-GAAP measure2) of $87.3 million increased 14.2% from $76.4 million
•Adjusted gross profit margin (a non-GAAP measure2) of 38.9% increased 170 basis points from 37.1%
•Operating income of $32.6 million increased 16.4% from $28.0 million
•Adjusted EBITDA (a non-GAAP measure2) of $51.3 million increased 10.7% from $46.3 million
•Adjusted EPS (a non-GAAP measure2) of $0.22 increased by $0.19, or 633.3%, from $0.03
(1)Certain amounts/percentages may not compute accurately due to rounding.
(2)See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Margin (non-GAAP), Adjusted EBITDA, and Adjusted EPS (non-GAAP) to their most comparable GAAP measures provided within this document for additional information.

Full Year 2025 Financial Guidance
Priority's outlook remains strong and we affirm our full year 2025 guidance as follows:
•Revenue forecast to range between $965 million to $1 billion, a growth rate of 10% to 14%, compared to fiscal 2024 results
•Adjusted gross profit (a non-GAAP measure) forecast to range between $360 million and $385 million, a growth rate of 10% to 17% compared to fiscal 2024 results
•Adjusted EBITDA (a non-GAAP measure) forecast to range between $220 million to $230 million, a growth rate of 8% to 13% compared to fiscal 2024 results

Conference Call
The Company will host a conference call on Tuesday, May 6, 2025 at 11:00 a.m. EST to discuss its first quarter financial results. Participants can access the call by phone in the U.S. or Canada at (877) 407-0752 or internationally at (201) 389-0912.
The Internet webcast link and accompanying slide presentation can be accessed at https://viavid.webcasts.com/starthere.jsp?ei=1717257&tp_key=17b579fc0a and will also be posted in the "Investor Relations" section of the Company's website at www.prioritycommerce.com/investors.
An audio replay of the call will be available shortly after the conference call until May 20, 2025, at 11:59 p.m. ET. To listen to the audio replay, dial (844) 512-2921 or (412) 317-6671 and enter conference ID number 13753537. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at www.prioritycommerce.com/investors.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended March 31,
	2025	2024
Revenues	$224,630	$205,719
Cost of revenue (excluding depreciation and amortization)	(137,353)	(129,298)
Adjusted gross profit	$87,277	$76,421
Adjusted gross profit margin	38.9%	37.1%
Depreciation and amortization of revenue generating assets	(4,668)	(3,900)
Gross profit	$82,609	$72,521
Gross profit margin	36.8%	35.3%

EBITDA and Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended March 31,
	2025	2024
Net income	$8,268	$5,193
Interest expense	23,176	20,880
Income tax expense	2,250	2,582
Depreciation and amortization	13,777	15,253
EBITDA	47,471	43,908
Debt modification and extinguishment expenses	38	—
Selling, general and administrative (non-recurring)	2,199	798
Non-cash stock-based compensation	1,586	1,634
Adjusted EBITDA	$51,294	$46,340

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended March 31,
	2025	2024
Selling, general and administrative expenses (non-recurring):
Certain legal fees	1,296	450
Professional, accounting and consulting fees	1,044	189
Other expenses, net	19	159
Litigation settlement	(160)	—
	$2,199	$798

Adjusted Earnings Per Share (Adjusted EPS)

Adjusted EPS is a performance measure. Adjusted EPS is calculated by dividing adjusted net income (loss) attributable to common shareholders by weighted average number shares outstanding for the respective periods.

Adjusted net income attributable to common shareholders begins with net income (loss) attributable to common shareholders adjusted to exclude various items listed below. We believe that adjusted EPS is a measure that is useful to investors and management in understanding our ongoing profitability and in analysis of ongoing profitability trends.

(in thousands)	Three Months Ended March 31,
	2025	2024
Reconciliation of Adjusted EPS
Net income (loss) attributable to common shareholders	$8,268	$(8,050)
Debt extinguishment and modification costs	38	—
Stock based compensation	1,586	1,634
Other non-recurring expenses	2,199	798
Amortization of acquisition related intangible assets	9,314	11,692
Tax impact of adjustments(1)	(3,556)	(3,670)
Adjusted net income attributable to common share holders	$17,849	$2,404

Weighted average common shares outstanding (basic)	78,774	78,021
Effect of dilutive potential common shares	1,083	204
Adjusted Weighted average shares outstanding (diluted)	79,857	78,225

Earnings (loss) per common share:
Basic	$0.10	$(0.10)
Diluted	$0.10	$(0.10)

Adjusted earnings per common share
Basic	$0.23	$0.03
Diluted	$0.22	$0.03

(1)The tax impact calculated using the blended statutory income tax rate adjusted for discrete items (27.1% and 26.0% for the three months ended March 31, 2025 and March 31, 20204, respectively.)

Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

About Priority Technology Holdings, Inc.
Priority is a solution provider in Payments and Banking as a Service operating at scale with over 1.3 million active customers across its SMB, B2B and Enterprise channels processing approximately $135.0 billion in annual transaction volume and providing administration for over $1.3 billion in account balances. Priority is the payments and banking fintech that streamlines collecting, storing, lending, and sending money through its innovative commerce engine to unlock revenue and generate operational success for businesses. Additional information can be found at www.prioritycommerce.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2025 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 6, 2025. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
Priority Investor Inquiries:
priorityIR@icrinc.com

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues	$224,630	$205,719
Operating expenses
Cost of revenue (excludes depreciation and amortization)	137,353	129,298
Salary and employee benefits	25,775	22,150
Depreciation and amortization	13,777	15,253
Selling, general and administrative	15,100	10,995
Total operating expenses	192,005	177,696
Operating income	32,625	28,023
Other (expense) income
Interest expense	(23,176)	(20,880)
Debt extinguishment and modification costs	(38)	—
Other income, net	1,107	632
Total other expense, net	(22,107)	(20,248)
Income before income taxes	10,518	7,775
Income tax expense	2,250	2,582
Net income	8,268	5,193
Less: Dividends and accretion attributable to redeemable senior preferred stockholders	—	(12,662)
Less: Return on redeemable NCI	—	(581)
Net income (loss) attributable to common stockholders	$8,268	$(8,050)
Other comprehensive income (loss)
Foreign currency translation adjustments	43	(13)
Comprehensive income (loss)	$8,311	$(8,063)

Earnings (loss) per common share:
Basic	$0.10	$(0.10)
Diluted	$0.10	$(0.10)

Adjusted earnings per common share(1):
Basic	$0.23	$0.03
Diluted	$0.22	$0.03

Weighted-average common shares outstanding:
Basic	78,774	78,021
Diluted	79,857	78,225

(1)Adjusted EPS in a non-GAAP earnings measure. See Adjusted EPS reconciliation for further detail.

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$47,587	$58,600
Restricted cash	11,490	11,090
Accounts receivable, net of allowances	80,280	67,969
Prepaid expenses and other current assets	19,962	22,990
Current portion of notes receivable, net of allowance	2,231	3,638
Settlement assets and customer/subscriber account balances	1,003,034	940,798
Total current assets	1,164,584	1,105,085
Notes receivable, less current portion	6,473	4,919
Property, equipment and software, net	53,718	52,477
Goodwill	386,822	376,091
Intangible assets, net	231,560	240,874
Deferred income taxes, net	26,933	24,697
Other noncurrent assets	21,568	22,717
Total assets	$1,891,658	1,826,860
Liabilities, Stockholders' Deficit and NCI
Current liabilities:
Accounts payable and accrued expenses	$54,414	$62,149
Accrued residual commissions	40,478	37,560
Customer deposits and advance payments	2,506	2,246
Current portion of long-term debt	1,879	9,503
Settlement and customer/subscriber account obligations	1,003,395	940,213
Total current liabilities	1,102,672	1,051,671
Long-term debt, net of current portion, discounts and debt issuance costs	918,944	920,888
Other noncurrent liabilities	26,467	19,326
Total liabilities	2,048,083	1,991,885
Stockholders' deficit:
Preferred stock	—	—
Common stock	80	77
Treasury stock, at cost	(21,077)	(19,607)
Additional paid-in capital	1,669	—
Accumulated other comprehensive loss	(133)	(176)
Accumulated deficit	(138,866)	(147,134)
Total stockholders' deficit attributable to stockholders of Priority	(158,327)	(166,840)
Non-controlling interests in consolidated subsidiaries	1,902	1,815
Total stockholders' deficit	(156,425)	(165,025)
Total liabilities, stockholders' deficit and NCI	$1,891,658	$1,826,860

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$8,268	$5,193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of assets	13,777	15,253
Stock-based, ESPP and incentive units compensation	1,586	1,633
Amortization of debt issuance costs and discounts	434	1,065
Debt extinguishment and modification costs	38	—
Deferred income tax	(2,236)	(1,872)
Change in contingent consideration	1,006	972
Other non-cash items, net	(20)	(259)
Change in operating assets and liabilities:
Accounts receivable	(12,182)	(8,339)
Prepaid expenses and other current assets	(73)	(425)
Income taxes (receivable) payable	4,429	—
Notes receivable	—	(266)
Accounts payable and other accrued liabilities	(5,796)	1,590
Customer deposits and advance payments	260	157
Other assets and liabilities, net	465	(1,395)
Net cash provided by operating activities	9,956	13,307
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(4,473)	—
Additions to property, equipment and software	(5,095)	(6,610)
Notes receivable, net	(147)	(1,059)
Net cash used in investing activities	(9,715)	(7,669)
Cash flows from financing activities:
Debt issuance and modification costs paid	(40)	—
Repayments of long-term debt	(10,000)	(1,678)
Repurchases of shares withheld for taxes	(1,470)	(421)
Dividends paid to redeemable senior preferred stockholders	—	(7,027)
Proceeds from exercise of stock options	110	—
Settlement and customer/subscriber accounts obligations, net	59,060	1,918
Payment of contingent consideration related to business combination	(400)	(3,071)
Net cash provided by (used in) financing activities	47,260	(10,279)
Net change in cash and cash equivalents and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	47,501	(4,641)
Cash and cash equivalents and restricted cash at beginning of period	993,864	796,223
Cash and cash equivalents and restricted cash at end of period	$1,041,365	$791,582

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$47,587	$34,290
Restricted cash	11,490	12,658
Cash and cash equivalents included in settlement assets and customer/subscriber account balances (restricted in nature)	982,288	744,634
Total cash and cash equivalents, and restricted cash	$1,041,365	$791,582

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended March 31,
	2025	2024
SMB Payments:
Revenues	$151,690	$144,005
Adjusted EBITDA	$25,705	$25,023

Key Indicators:
Merchant bankcard processing dollar value	$15,294,133	$14,788,095
Merchant bankcard transaction count	185,539	175,228
Total card processing dollar value	$17,685,491	$17,098,758

B2B Payments:
Revenues	$23,918	$21,344
Adjusted EBITDA	$3,516	$1,747

Key Indicators:
B2B issuing dollar volume	$237,290	$227,811
B2B issuing transaction count	211	240

Enterprise Payments:
Revenues	$50,088	$40,990
Adjusted EBITDA	$42,442	$34,727

Key Indicators:
Average CFTPay billed clients	940,463	703,887
Average CFTPay monthly new enrollments	55,946	53,551

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended March 31, 2025
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$25,705	$3,516	$42,442	$(20,369)	$51,294
Interest expense	—	(1,006)	—	(22,170)	(23,176)
Depreciation and amortization	(6,625)	(1,261)	(4,642)	(1,249)	(13,777)
Debt modification and extinguishment expenses	—	—	—	(38)	(38)
Selling, general and administrative (non-recurring)	—	—	—	(2,199)	(2,199)
Non-cash stock based compensation	(4)	(84)	(32)	(1,466)	(1,586)
Income (loss) before taxes	$19,076	$1,165	$37,768	$(47,491)	$10,518
Income tax expense					(2,250)
Net Income					$8,268

	Three Months Ended March 31, 2024
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$25,023	$1,747	$34,727	$(15,157)	$46,340
Interest expense	(1)	(973)	—	(19,906)	(20,880)
Depreciation and amortization	(8,586)	(1,470)	(4,039)	(1,158)	(15,253)
Selling, general and administrative (non-recurring)	—	—	—	(798)	(798)
Non-cash stock based compensation	(4)	(118)	(32)	(1,480)	(1,634)
Income (loss) before taxes	$16,432	$(814)	$30,656	$(38,499)	$7,775
Income tax expense					(2,582)
Net Income					$5,193